Exhibit 10.8

PROMISSORY NOTE

$300,000
Los Angeles, California
September 25, 2002

            FOR VALUE RECEIVED, the undersigned, Pure Play Media, Inc. ("Maker"), promises to pay to the order of Michael Fitzgerald ("Ninn Worx") ("Payee"), at Chatsworth, California, (or at such other place as the holder of this note may from time to time designate in writing), the principal sum of Three Hundred Thousand Dollars ($300,000), without interest in four equal semi-annual installments commencing on the last day of the sixth full month following the Capitalization Date.  The Capitalization Date to be defined as the date on which all principal, interest and other moneys owing by the Corporation to Doral EZ Investments Inc. pursuant to the Loan Agreement have been paid in full.

            This note is subject to the ASSET PURCHASE AGREEMENT ("Agreement") made and entered into as of September 25, 2002, by and between Michael Fitzgerald (aka "Ninn Worx") an individual and Pure Play Media, Inc., a California corporation ("Pure Play" or "PPM"), and any conflict between this note and the Agreement shall be resolved in favor of the agreement.

    Maker shall have the right to prepay in part or in full, without penalty, this promissory note, together with accrued interest to the date of prepayment on the amount of principal thus prepaid, at any time or times in the inverse order of maturity.

    In the event of any failure to pay when due any installment of interest under this note or any installment of the principal sum of this note, and the continuance of that failure to pay for a period of 10 days after written notice, by certified or registered mail or by hand delivery, of this failure, this promissory note shall be considered to be in default and the entire unpaid principal sum, together with accrued interest, shall at the option of the holder become immediately due and payable in full.

    Except as set forth in this note, Maker waives presentment, demand, and presentation for payment, notice of nonpayment and dishonor, protest and notice of protest and expressly agrees that this promissory note or any payment under this note may be extended from time to time without in any way affecting the liability of Maker.

    In the event of default and the placement of this promissory note in the hands of an attorney for collection, Maker agrees to pay all collection costs and expenses, including attorney fees equal to Two percent (2%) of the amount then due.

    The validity and construction of this promissory note and all matters pertaining to it are to be determined in accordance with the laws of the State of California.

  IN WITNESS WHEREOF, Maker by its appropriate officers duly authorized, has executed this promissory note and affixed its corporate seal on this September 25, 2002.

Maker:

/s/ Richard Arnold
Richard Arnold,
Pure Play Media, Inc.

/s/ Sieg Badke
Sieg Badke,
Pure Play Media, Inc.